UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2020

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36445	01-0801232
(Commission File Number)	(IRS Employer Identification No.)

525 Executive Blvd., Elmsford, NY 10523

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAOV	Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2020, NanoVibronix, Inc. a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement, dated December 2, 2020 (the “Securities Purchase Agreement”), with certain institutional and accredited investors (the “Purchasers”), pursuant to which the Company issued and sold to the Purchasers in a private placement (the “Private Placement”) an aggregate of (i) 5,914,285 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), at an offering price of $0.70 per share and (ii) pre-funded warrants to purchase up to 2,657,144 shares of Common Stock (the “Pre-funded Warrants”), at a purchase price of $0.699 per Pre-funded Warrant, for gross proceeds of approximately $6.0 million.

The Pre-funded Warrants have an exercise price of $0.001 per share. The Pre-funded Warrants are immediately exercisable and may be exercised at any time after their original issuance until such Pre-funded Warrants are exercised in full. A holder of a Pre-funded Warrant may not exercise any portion of such holder’s Pre-funded Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

The net proceeds to the Company from the Private Placement are expected to be approximately $5.4 million, after deducting placement agent fees and expenses and estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Private Placement for general corporate purposes. The Private Placement closed on December 7, 2020.

In connection with the Private Placement, the Company entered into a registration rights agreement, dated December 2, 2020 (the “Registration Rights Agreement”), with the Purchasers, pursuant to which, among other things, the Company will prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 to register for resale the Shares and the shares of Common Stock issuable upon the exercise of the Pre-funded Warrants by December 12, 2020.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the exclusive placement agent for the Private Placement. The Company paid Wainwright a cash fee equal to 7.5% of the gross proceeds of the Private Placement and a management fee equal to 1.0% of the gross proceeds of the Private Placement, and paid Wainwright a non-accountable expense allowance of $85,000. Additionally, the Company issued to Wainwright, or its designees, warrants to purchase up to 642,857 shares of Common Stock, equal to 7.5% of the aggregate number of shares of Common Stock and shares of Common Stock issuable upon the exercise of the Pre-funded Warrants placed in the Private Placement (the “Wainwright Warrants”). The Wainwright Warrants are exercisable immediately, have a term of five years from the date of the Securities Purchase Agreement and an exercise price of $0.875 per share (equal to 125% of the offering price per Share).

The Securities Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchasers, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Securities Purchase Agreement and the Registration Rights Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

The Shares, the Pre-funded Warrants, the Wainwright Warrants, and the shares of Common Stock issuable upon the exercise of the Pre-funded Warrants and the Wainwright Warrants have not been registered under the Securities Act of 1933, as amended, and were offered pursuant to the exemption from registration provided in Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

The foregoing description of the material terms of the Securities Purchase Agreement, Pre-funded Warrants, Registration Rights Agreement, and the Wainwright Warrants is not complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, Pre-funded Warrants, Registration Rights Agreement, and Wainwright Warrants, copies of which are filed as Exhibits 10.1, 4.1, 10.2, and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K related to the Shares, the Pre-funded Warrants, the Wainwright Warrants, and the shares of Common Stock issuable upon the exercise of the Pre-funded Warrants and the Wainwright Warrants is incorporated herein by reference.

Item 8.01 Other Events.

On December 2, 2020, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

On December 7, 2020, the Company issued press release announcing the closing of the Private Placement. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant.
4.2	Form of Placement Agent Warrants.
10.1	Form of Securities Purchase Agreement, dated December 2, 2020.
10.2	Form of Registration Rights Agreement, dated December 2, 2020.
99.1	Press Release dated December 2, 2020.
99.2	Press Release dated December 7, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANOVIBRONIX, INC.

Date: December 7, 2020	By:	/s/ Stephen Brown
	Name:	Stephen Brown
	Title:	Chief Financial Officer